UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 20, 2009

FBL Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5400 University Avenue, West Des Moines, Iowa	50266
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (515) 225-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
d. The Board of Directors of FBL Financial Group, Inc. elected Roger K. Brooks as a new director of the Company. There is no arrangement or understanding between Mr. Brooks and any other person pursuant to which Mr. Brooks was selected as a director. Mr. Brooks has no material interest in any prior, existing or proposed transaction or series of transactions with FBL or its management. A news release announcing Mr. Brooks' election is included herewith as Exhibit 99.1.

Item 8.01     Other Events.
The Board of Directors of FBL Financial Group, Inc. declared a quarterly cash dividend of $0.0625 per share to owners of Class A and Class B common stock. This declared dividend was determined as part of the company’s ongoing capital management plan and represents a decrease of 50 percent from FBL’s first quarter common stock dividend. The dividend will be payable on June 30, 2009 to shareholders of record as of June 15, 2009. A news release announcing this dividend is included herewith as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL FINANCIAL GROUP, INC.
(Registrant)

Date: May 21, 2009

/s/ James P. Brannen
James P. Brannen
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 99.1	News release of the registrant dated May 21, 2009